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Exhibit 10.16

The Merrill Lynch Nonqualified Deferred Compensation Plan

ARTICLE 1—INTRODUCTION

1.1 Purpose of Plan
The Employer has adopted the Plan set forth herein to provide a means by which certain employees may elect to defer receipt of designated percentages or amounts of their Compensation and to provide a means for certain other deferrals of Compensation.

1.2 Status of Plan
The Plan is intended to be "a plan that is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2) and 301 (a)(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

ARTICLE 2—DEFINITIONS

Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1 Account means, for each Participant, the account established for his or her benefit under Section 5.1.

2.2 Adoption Agreement means the Merrill Lynch Special Nonqualified Deferred Compensation Plan for Select Employees Adoption Agreement signed by the Employer to establish the Plan and containing all the options selected by the Employer, as the same may be amended from time to time.

2.3 Change of Control means (a) the purchase or other acquisition in one or more transactions other than from the Employer, by any individual, entity or group of persons, within the meaning of section 13(d)(3) or 14(d) of the Securities Exchange Act of 1934 or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 of Securities Exchange Act of 1934) of 30% or more of either the outstanding shares of common stock or the combined voting power of the Employer's then outstanding voting securities entitled to vote generally, or (b) the approval by the stockholders of the Employer of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Employer immediately prior to such reorganization, merger or consolidation do not immediately thereafter own more than 50% of the combined voting power of the reorganized, merged or consolidated Employer's then outstanding securities that are entitled to vote generally in the election of directors or (c) the sale of substantially all of the Employer's assets.

2.4 Code means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.5 Compensation has the meaning elected by the Employer in the Adoption Agreement.

2.6 Effective Date means the date chosen in the Adoption Agreement as of which the Plan first becomes effective.

2.7 Election Form means the participation election form as approved and prescribed by the Plan Administrator.

2.8 Elective Deferral means the portion of Compensation that is deferred by a Participant under Section 4.1.

2.9 Eligible Employee means, on the Effective Date or on any Entry Date thereafter, each employee of the Employer who satisfies the criteria established in the Adoption Agreement.

2.10 Employer means the corporation referred to in the Adoption Agreement, any successor to all or a major portion of the Employer's assets or business that assumes the obligations of the Employer, and each other entity that is affiliated with the Employer, which adopts the Plan with the consent of the Employer, provided that the Employer that signs the Adoption Agreement shall have the sole power to amend this Plan and shall be the Plan Administrator if no other person or entity is so serving at any time.

2.11 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.12 Incentive Contribution means a discretionary additional contribution made by the Employer as described in Section 4.3.

2.13 Insolvent means either (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

2.14 Matching Deferral means a deferral for the benefit of a Participant as described in Section 4.2.

2.15 Participant means any individual who participates in the Plan in accordance with Article 3.

2.16 Plan means the Employer's plan in the form of the Merrill Lynch Special Nonqualified Deferred Compensation Plan for Select Employees and the Adoption Agreement and all amendments thereto.

2.17 Plan Administrator means the person, persons or entity designated by the Employer in the Adoption Agreement to administer the Plan and to serve as the agent for "Company" with respect to the Trust as contemplated by the agreement establishing the Trust. If no such person or entity is so serving at any time, the Employer shall be the Plan Administrator.

2.18 Plan Year means the 12-month period chosen in the Adoption Agreement.

2.19 Total and Permanent Disability means the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Plan Administrator.

2.20 Trust means the trust established by the Employer that identifies the Plan as a plan with respect to which assets are to be held by the Trustee.

2.21 Trustee means the trustee or trustees under the Trust.

2.22 Year of Service means the computation period and service requirement elected in the Adoption Agreement.

ARTICLE 3—PARTICIPATION

3.1 Commencement of Participation
Any individual who elects to defer part of his or her Compensation in accordance with Section 4.1 shall become a Participant in the Plan as of the date such deferrals commence in accordance with Section 4.1. Any individual who is not already a Participant and whose Account is credited with an Incentive Contribution shall become a Participant as of the date such amount is credited.

3.2 Continued Participation
A Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account.

ARTICLE 4—ELECTIVE AND MATCHING DEFERRALS

4.1 Elective Deferrals
An individual who is an Eligible Employee on the Effective Date may, by completing an Election Form and filing it with the Plan Administrator within 30 days following the Effective Date, elect to defer a percentage or dollar amount of one or more payments of Compensation, on such terms as the Plan Administrator may permit, which are payable to the Participant after the date on which the individual files the Election Form. Any individual who becomes an Eligible Employee after the Effective Date may, by completing an Election Form and filing it with the Plan Administrator within 30 days following the date on which the Plan Administrator gives such individual written notice that the individual is an Eligible Employee, elect to defer a percentage or dollar amount of one or more payments of Compensation, on such terms as the Plan Administrator may permit, which are payable to the Participant after the date on which the individual files the Election Form. Any Eligible Employee who has not otherwise initially elected to defer Compensation in accordance with this Section 4.1 may elect to defer a percentage or dollar amount of one or more payments of Compensation, on such terms as the Plan Administrator may permit, commencing with Compensation paid in the next succeeding Plan Year, by completing an Election Form prior to the first day of such succeeding Plan Year. A Participant's Compensation shall be reduced in accordance with the Participant's election hereunder and amounts deferred hereunder shall be paid by the Employer to the Trust as soon as administratively feasible and credited to the Participant's Account as of the date the amounts are received by the Trustee.

An election to defer a percentage or dollar amount of Compensation for any Plan Year shall apply for subsequent Plan Years unless changed or revoked. A Participant may change or revoke his or her deferral election as of the first day of any Plan Year by giving written notice to the Plan Administrator before such first day (or any such earlier date as the Plan Administrator may prescribe).

4.2 Matching Deferrals
After each payroll period, monthly, quarterly, or annually, at the Employer's discretion, the Employer shall contribute to the Trust Matching Deferrals equal to the rate of Matching Contribution selected by the Employer and multiplied by the amount of the Elective Deferrals credited to the Participants' Accounts for such period under Section 4.1. Each Matching Deferral will be credited, as of the later of the date it is received by the Trustee or the date the Trustee receives from the Plan Administrator such instructions as the Trustee may reasonably require to allocate the amount received among the asset accounts maintained by the Trustee, to the Participants' Accounts pro rata in accordance with the amount of Elective Deferrals of each Participant, which are taken into account in calculating the Matching Deferral.

4.3 Incentive Contributions
In addition to other contributions provided for under the Plan, the Employer may, in its sole discretion, select one or more Eligible Employees to receive an Incentive Contribution to his or her Account on such terms as the Employer shall specify at the time it makes the contribution. For example, the Employer may contribute an amount to a Participant's Account and condition the payment of that amount and accrued earnings thereon upon the Participant remaining employed by the Employer for an additional specified period of time. The terms specified by the Employer shall supersede any other provision of this Plan as regards Incentive Contributions and earnings with respect thereto, provided that if the Employer does not specify a method of distribution, the Incentive Contribution shall be distributed in a manner consistent with the election last made by the particular Participant prior to the year in which the Incentive Contribution is made. The Employer, in its discretion, may permit the

Participant to designate a distribution schedule for a particular Incentive Contribution provided that such designation is made prior to the time that the Employer finally determines that the Participant will receive the Incentive Contribution.

ARTICLE 5—ACCOUNTS

5.1 Accounts
The Plan Administrator shall establish an Account for each Participant reflecting Elective Deferrals, Matching Deferrals and Incentive Contributions made for the Participant's benefit together with any adjustments for income, gain or loss and any payments from the Account. The Plan Administrator may cause the Trustee to maintain and invest separate asset accounts corresponding to each Participant's Account. The Plan Administrator shall establish sub-accounts for each Participant who has more than one election in effect under Section 7.1 and such other sub-accounts as are necessary for the proper administration of the Plan. As of the last business day of each calendar quarter, the Plan Administrator shall provide the Participant with a statement of his or her Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals, and distributions of such Account since the prior statement.

5.2 Deemed Investments
(a.) For purposes of measuring the amounts to be credited (or debited) to a Participant's Account, a participant or the Participant's investment advisor may select, from the investment options or other investment media selected by the Plan Administrator and approved by the Employer, the investments in which all or part of his or her Account shall be deemed to be invested. In no event shall any Participant be entitled to have any such investments made other than on a deemed basis. The Accounts maintained pursuant to this Plan are for bookkeeping purposes only, and neither the Employer nor the Trustee is under any obligation to invest any amounts credited to such Accounts.

(b.) The Participant or the Participant's investment advisor shall make an investment designation (on the Election Form used to elect to defer Compensation under Section 4.1 or in such other manner as specified by the Plan Administrator or the Employer) which shall remain effective until another valid direction has been made by the Participant or the Participant's investment advisor. The Participant or the Participant's investment advisor may amend the Participant's investment designation at such times and in such manner as prescribed by the Plan Administrator. A timely change to the Participant's investment designation shall become effective as soon as administratively practicable in accordance with procedures established by the Plan Administrator. The investment options or investment media deemed to be made available to the Participant, and any limitation on the maximum or minimum percentages of the Participant's Account that may be deemed to be invested in any particular option or investment, shall be the same as from time to time communicated to the Participant by the Plan Administrator.

(c.) The Participant's appointment of an investment advisor to act on his or her behalf under subsection (a.), shall not be effective until the Participant notifies the Employer of such appointment in a manner acceptable to the Employer. The removal of any Participant's investment advisor shall not be effective until the Participant notifies the Employer of the removal in a manner acceptable to the Employer.

(d.) The Trustee shall invest assets of the Trust in accordance with the terms and provisions of the trust agreement that establishes and governs the Trust.

ARTICLE 6—VESTING

6.1 General
A Participant shall be immediately vested in, i.e., shall have a nonforfeitable right to, all Elective Deferrals, and all income and gain attributable thereto, credited to his or her Account. A Participant shall become vested in the portion of his or her Account attributable to Matching Deferrals and income and gain attributable thereto in accordance with the schedule selected by the Employer in the Adoption Agreement, subject to earlier vesting in accordance with Sections 6.3, 6.4, and 6.5.

6.2 Vesting Service
For purposes of applying the vesting schedule in the Adoption Agreement, a Participant shall be considered to have completed a Year of Service for each complete year of full-time service with the Employer or an Affiliate, measured from the Participant's first date of such employment, unless the Employer also maintains a 401 (k) plan that is qualified under section 401 (a) of the Internal Revenue Code in which the Participant participates, in which case the rules governing vesting service under that plan shall also be controlling under this Plan.

6.3 Change of Control
A Participant shall become fully vested in his or her Account immediately prior to a Change of Control of the Employer.

6.4 Death or Disability
A Participant shall become fully vested in his or her Account immediately prior to termination of the Participant's employment by reason of the Participant's death or Total and Permanent Disability. Whether a Participant's termination of employment is by reason of the Participant's Total and Permanent Disability shall be determined by the Plan Administrator in its sole discretion.

6.5 Insolvency
A Participant shall become fully vested in his or her Account immediately prior to the Employer becoming Insolvent, in which case the Participant will have the same rights as a general creditor of the Employer with respect to his or her Account balance.

ARTICLE 7—PAYMENTS

7.1 Election as to Time and Form of Payment
A Participant shall elect (on the Election Form used to elect to defer Compensation under Section 4.1) the date at which the Elective Deferrals and vested Matching Deferrals (including any earnings attributable thereto) will commence to be paid to the Participant. The Participant shall also elect thereon for payments to be paid in either:

  a.
  a single lump-sum payment; or

  b.
  annual installments over a period elected by the Participant up to 10 years, the amount of each installment to equal the balance of his or her Account immediately prior to the installment divided by the number of installments remaining to be paid.

Each such election will be effective for the Plan Year for which it is made and succeeding Plan Years, unless changed by the Participant. Any change will be effective only for Elective Deferrals and Matching Deferrals made for the first Plan Year beginning after the date on which the Election Form containing the change is filed with the Plan Administrator. Except as provided in Sections 7.2,7.3,7.4 or 7.5, payment of a Participant's Account shall be made in accordance with the Participant's elections under this Section 7.1

7.2 Change of Control
As soon as possible following a Change of Control of the Employer, each Participant shall be paid his or her entire Account balance (including any amount vested pursuant to Section 6.3) in a single lump sum.

7.3 Termination of Employment
Upon termination of a Participant's employment for any reason other than death and prior to the attainment of the Retirement Age specified in the Adoption Agreement, the vested portion of the Participant's Account (including any portion vested pursuant to Section 6.4 as a consequence of the

Participant's Total and Permanent Disability) shall be paid to the Participant in a single lump sum as soon as practicable following the date of such termination; provided, however, that the Plan Administrator, in its sole discretion, may pay out a Participant's Account balance in annual installments if the Participant's employment terminates by reason of the Participant's Total and Permanent Disability.

7.4 Death
If a Participant dies prior to the complete distribution of his or her Account, the balance of the Account shall be paid as soon as practicable to the Participant's designated beneficiary or beneficiaries, in the form elected by the Participant under either of the following options:

  a.
  a single lump-sum payment; or

  b.
  annual installments over a period elected by the Participant up to 10 years, the amount of each installment to equal the balance of the Account immediately prior to the installment divided by the number of installments remaining to be paid.

Any designation of beneficiary and form of payment of such beneficiary shall be made by the Participant on an Election Form filed with the Plan Administrator and may be changed by the Participant at any time by filing another Election Form containing the revised instructions. If no beneficiary is designated or no designated beneficiary survives the Participant, payment shall be made to the participant's surviving spouse, or, if none, to his or her issue per stirpes, in a single payment. If no spouse or issue survives the Participant, payment shall be made in a single lump sum to the Participant's estate.

7.5 Unforeseen Emergency
If a Participant suffers an unforeseen emergency, as defined herein, the Plan Administrator, in its sole discretion, may pay to the Participant only that portion, if any, of the vested portion of his or her Account that the Plan Administrator determines is necessary to satisfy the emergency need, including any amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution. A Participant requesting an emergency payment shall apply for the payment in writing in a form approved by the Plan Administrator and shall provide such additional information as the Plan Administrator may require. For purposes of this paragraph, "unforeseen emergency" means an immediate and heavy financial need resulting from any of the following:

  a.
  expenses which are not covered by insurance and which the Participant or his or her spouse or dependent has incurred as a result of, or is required to incur in order to receive, medical care;

  b.
  the need to prevent eviction of a Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence; or

  c.
  any other circumstance that is determined by the Plan Administrator in its sole discretion to constitute an unforeseen emergency which is not covered by insurance and which cannot reasonably be relieved by the liquidation of the Participant's assets.

7.6 Forfeiture of Non-vested Amounts
To the extent that any amounts credited to a Participant's Account are not vested at the time such amounts are otherwise payable under Sections 7.1 or 7.3, such amounts shall be forfeited and shall be used to satisfy the Employer's obligation to make contributions to the Trust under the Plan.

7.7 Taxes
All federal, stale or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this Article 7 shall be withheld.

ARTICLE 8—PLAN ADMINISTRATOR

8.1 Plan Administration and Interpretation
The Plan Administrator shall oversee the administration of the Plan. The Plan Administrator shall have complete control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously. Any individual(s) serving as Plan Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Employer or the Trustee. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

8.2 Powers, Duties, Procedures, Etc.
The Plan Administrator shall have such powers and duties, may adopt such rules and tables, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursements and compensation, and shall follow such claims and appeal procedures with respect to the Plan as it may establish.

8.3 Information
To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, retirement, death, termination of employment, and such other pertinent facts as the Plan Administrator may require.

8.4 Indemnification of Plan Administrator
The Employer agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Employer) occasioned by any act or omission to act in connection with the Plan if such act or omission is in good faith.

ARTICLE 9—AMENDMENT AND TERMINATION

9.1 Amendments
The Employer shall have the right to amend the Plan from time to time, subject to Section 9.3, by an instrument in writing which has been executed on the Employer's behalf by its duly authorized officer.

9.2 Termination of Plan
This Plan is strictly a voluntary undertaking on the part of the Employer and shall not be deemed to constitute a contract between the Employer and any Eligible Employee (or any other employee) or a consideration for, or an inducement or condition of employment for, the performance of the services by any Eligible Employee (or other employee). The Employer reserves the right to terminate the Plan at any time, subject to Section 9.3, by an instrument in writing which has been executed on the Employer's behalf by its duly authorized officer. Upon termination of the Plan, the Employer may (a) elect to continue to maintain the Trust to pay benefits hereunder as they become due as if the Plan had not terminated or (b) direct the Trustee to pay promptly to Participants (or their beneficiaries) the vested balance of their Accounts. For purposes of the preceding sentence, in the event the Employer chooses to implement clause (b), the Account balances of all Participants who are in the employ of the Employer at the time the Trustee is directed to pay such balances shall become fully vested and nonforfeitable. After Participants and their beneficiaries are paid all Plan benefits to which they are entitled, all remaining assets of the Trust attributable to Participants who terminated employment with the Employer prior to termination of the Plan and who were not fully vested in their Accounts under Article 6 at that time shall be returned to the Employer.

9.3 Existing Rights
No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination.

ARTICLE 10—MISCELLANEOUS

10.1 No Funding
The Plan constitutes a mere promise by the Employer to make payments in accordance with the terms of the Plan, and Participants and beneficiaries shall have the status of general unsecured creditors of the Employer. Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of the Employer or of any other person. In all events, it is the intent of the Employer that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

10.2 Non-Assignability
None of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor of any Participant or beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or beneficiary, nor shall any Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds that he or she may expect to receive, contingently or otherwise, under the Plan.

10.3 Limitation of Participants' Rights
Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of the Employer, or interfere in any way with the right of the Employer to terminate the employment of a Participant in the Plan at any time, with or without cause.

10.4 Participants Bound
Any action with respect to the Plan taken by the Plan Administrator or the Employer or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Employer or the Trustee shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Plan.

10.5 Receipt and Release
Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employer, the Plan Administrator and the Trustee under the Plan, and the Plan Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect. If any Participant or beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Employer or the Trustee to follow the application of such funds.

10.6 Governing Law
The Plan shall be construed, administered, and governed in all respects under and by the laws of the state in which the Employer maintains its primary place of business. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.7 Headings and Subheadings
Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

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  Exhibit 10.16